SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                    UNIVIEW TECHNOLOGIES CORPORATION
            (Name of Registrant as Specified In Its Charter)

                                  None
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                    UNIVIEW TECHNOLOGIES CORPORATION

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held May 13, 1999

To the Shareholders of UNIVIEW TECHNOLOGIES CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of uniView Technologies Corporation, a Texas corporation, (the
"Company"), will be held at our corporate headquarters, 10911 Petal Street, Dallas, Texas 75238, on May 13, 1999, at 4:30 P.M., Texas time, for the following purposes:

     1. Election of directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

     2. Approval of the appointment of Grant Thornton LLP as independent auditors for the Company for fiscal year ending June 30, 1999.

     3. Authorization to issue, if required, the remaining common shares for conversion of the Series Q Preferred Stock. This issue, when combined with the previously issued shares, could exceed the 20% level of outstanding shares.

     4. Transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof (the "Annual Meeting.")

     Only those Shareholders of record at the close of business on April 12, 1999 will be entitled to receive notice of, and vote at the meeting.

     Your attention is called to the enclosed Proxy Statement.

                              By Order of the Board of Directors,

                              /s/ Billy J. Robinson

                              Billy J. Robinson
                              Secretary

Dallas, Texas
April 9, 1999

                    UNIVIEW TECHNOLOGIES CORPORATION
                           10911 Petal Street
                          Dallas, Texas  75238
                              (214 503-8880
                        _________________________

                             PROXY STATEMENT
                      "PRELIMINARY COPY - REVISED"
                        _________________________

                     Annual Meeting of Shareholders
                              May 13, 1999

                              INTRODUCTION

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of uniView Technologies Corporation (the "Company") on or about April 15, 1999, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at our corporate headquarters, 10911 Petal Street, Dallas, Texas 75238, on May 13, 1999, at 4:30 P.M., Texas time, and any postponement or adjournment thereof.

     Our Annual Report on Form 10-K, without exhibits, accompanies this Proxy Statement. We will furnish a copy of any exhibit upon payment of our reasonable expenses in furnishing such exhibit. Requests for a copy of any exhibit should be addressed to: Investor Relations, uniView Technologies Corporation, 10911 Petal Street, Dallas, Texas 75238.

                           PROXY SOLICITATION

     When proxies in the accompanying form are properly executed and returned, the shares that they represent will be voted at the Annual Meeting in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the nominees for director named in the proxy and FOR all proposals. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their judgment on those matters. The persons named as proxies in the accompanying form of proxy were selected by the Board of Directors.

     Any shareholder giving a proxy has the power to revoke it at any time by written notice given to and received by the Secretary of the Company prior to the Annual Meeting, or any postponement or adjournment thereof, or upon request if the shareholder is present at the Annual Meeting and chooses to vote in person. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to be sure that your shares will be voted at the Annual Meeting.

     The Company is making the solicitation of proxies and will bear the expense. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by telephone, telecopy, telegraph or in person. No additional compensation will be paid to such persons for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees and fiduciaries and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies.

                    VOTING SECURITIES AND RECORD DATE

     Only holders of record of shares of our common stock, $0.10 par value, (the "Common Stock") as of the close of business on April 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there are expected to be 13,470,769 shares of the Common Stock issued and outstanding. The Common Stock is the only class of our voting securities issued and outstanding. Each shareholder of record in this class at the close of business on the Record Date is entitled at the Annual Meeting to one vote for each share of the Common Stock held. As provided in our Articles of Incorporation, there is no cumulative voting.

                    SECURITY OWNERSHIP OF MANAGEMENT
                      AND CERTAIN BENEFICIAL OWNERS

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of the Common Stock, expected as of the Record Date, by our directors, by our executive officers named in the table under "Summary Compensation Table," by a shareholder known to us to own beneficially more than 5% of the outstanding shares of the Common Stock , and by all of our directors and executive officers as a group. Each of the persons listed in the following table has sole voting and investment power as to all shares indicated except as set forth in the notes to the table.

                                        Number of Shares
     Name and Address                   Amount and Nature             Percent
     of Beneficial Owner                of Beneficial Ownership       of Class
     -------------------                -----------------------       --------
5% Beneficial Owners

     Alscomm, Inc.                        800,000(1)                   5.94%
     16885 Dallas Parkway, Suite 313
     Dallas, Texas 75248

     Brown Simpson Strategic Growth       815,000(2)                   5.70%
     Fund, Ltd.
     Carnegie Hall Tower
     152 West 57th Street, 40th Floor
     New York, NY 10019

     Geneva Reinsurance Company, Ltd.   2,400,000(3)                  15.12%
     P.O. Box 1561
     Zephyr House, Mary Street
     Grand Cayman, British West Indies

     Nations Investment Corp., Ltd.     1,000,000(4)                   6.91%
     P.O. Box 1561
     Zephyr House, Mary Street
     Grand Cayman, British West Indies

Directors

     Patrick A. Custer                    359,040(5)                   2.65%
     Edward M. Warren                      80,250(6)                   0.59%
     Billy J. Robinson                     39,139(7)                   0.29%
     Bernard S. Appel                      65,000(8)                   0.48%

Executive Officers

     Patrick A. Custer                    359,040(5)                   2.65%
     Billy J. Robinson                     39,139(7)                   0.29%

All Directors and Executive
     Officers as a Group                  599,879(9)                   4.38%

(1)  Common shares owned.

(2)  Common shares issuable upon exercise of warrants.

(3)  Common shares issuable upon conversion of debenture.

(4)  Common shares issuable upon exercise of warrants.

(5) Includes 17,500 shares owned outright by Mr. Custer; 35,000 shares issuable to Mr. Custer upon exercise of vested nonstatutory Employee Stock Options; 261,830 shares held of record by Custer Company, Inc., a family trust, over which Mr. Custer exercises voting control; 20,000 shares issuable to Custer Company, Inc. upon exercise of warrants; 23,750 shares owned by his wife; 940 shares held by his wife for the benefit of his minor daughter; and 10 shares each held by Mr. Custer for the benefit of his two sons.

(6) Includes 20,250 shares owned outright, and 60,000 shares issuable to Mr. Warren upon exercise of vested nonstatutory stock options.

(7) Includes 17,889 shares owned outright, and 21,250 shares issuable to Mr. Robinson upon exercise of vested nonstatutory Employee Stock Options.

(8) Includes 5,000 shares owned outright, and 60,000 shares issuable to Mr. Appel upon exercise of vested nonstatutory stock options.

(9) Includes 543,429 shares beneficially owned by all directors. Also includes 6,695 shares owned outright, and 22,610 shares issuable to Mr. Park upon exercise of vested nonstatutory Employee Stock Options. Also includes 5,895 shares owned outright, and 21,250 shares issuable to Mr. O'Mara upon exercise of vested nonstatutory Employee Stock Options.

                          ELECTION OF DIRECTORS

     Four directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. All of the nominees are currently directors of the Company.

     The Board of Directors' nominees for the office of director are as follows:

Name                     Age       Position Held With the Company

Patrick A.  Custer*      50        Chairman of the Board, President and
                                   Chief Executive Officer

Billy J. Robinson        51        Director, Vice President,
                                   Secretary and General Counsel

Edward M. Warren*        58        Director

Bernard S. Appel*        67        Director
____________________
* Member of the Audit Committee.

Nominees for Director

     Patrick A. Custer, 50, is our Chairman of the Board, President and Chief Executive Officer. Mr. Custer served as a director of the Company from 1984 to 1985, and from 1987 until the present. He served as President and Chief Executive Officer of the Company from 1984 to 1985 and from September, 1992 until the present. From 1986 until 1990, Mr. Custer was an international business consultant for Park Central Funding (Guernsey), Ltd. From 1978 until 1982, Mr. Custer was a general securities principal and worked for a major brokerage firm as a corporate finance specialist and was owner of his own brokerage firm. He was responsible for structuring and funding IPO's, real estate, energy companies, and numerous high-tech start-up companies. Mr. Custer is a graduate of Texas Tech University in Finance and Management, with additional studies in Electrical Engineering and master studies in Finance.

     Edward M. Warren, 58, has been a director of the Company since September 1992. Since 1980, he has been the Registered Principal and Branch Manager for a major securities firm in Albany New York. He is also a Financial Consultant, having presented numerous financial seminars over the years throughout eastern New York and western New England. He is a co-founder of the Coronado Group, which provides professional services to the financial community, such as the analysis of economic and market conditions, review of financial products, exchange of marketing ideas, and continuing evaluation and recommendation of asset allocation models. Mr. Warren received his undergraduate degree from Williams College and holds a Master of Arts degree from Harvard University.

     Billy J. Robinson, 51, has been a director of the Company since March 1994. He has also served as Vice President/ General Counsel of the Company since October 1993, and as Secretary of the Company since June 1994. Mr. Robinson has over 20 years legal experience, representing banks and other financial institutions, with a concentration in commercial transactions. Mr. Robinson is admitted to practice before the United States Supreme Court, the United States District Court for the Northern District of Texas and the District of New Mexico, and is licensed to practice before all state courts in Texas and New Mexico.
Mr. Robinson is a certified Mediator in the State of Texas and is the author of the 1994-95 Real Estate Law Correspondence Course for the Texas Tech University Paralegal Certification Program.

     Bernard S. Appel, 67, has been a director of the Company since February 1995. He has enjoyed a career of 34 years with Radio Shack, holding every key merchandising and marketing position, culminating with his promotion to president in 1984. In 1992 he was promoted to Chairman of Radio Shack and Senior Vice President of Tandy Corporation. Since August 1993, Mr. Appel has operated the private consulting firm of Appel Associates. He is a director of Integrated Technology USA, Inc., a company with a class of securities registered pursuant to section 12 of the Exchange Act of 1934.

Executive Officers

     Thomas W. (Bill) Park, 63, has been Vice President/ Chief Operating Officer of various subsidiaries of the Company since October 1994. He is responsible for securing strategic technology partners to ensure leading-edge product design and manufacturing of uniView products and the uniView XpresswayT systems and services. He has in the past managed annual sales in excess of $250 million, both domestic and abroad. Mr. Park has a dynamic breadth of experience in manufacturing, quality assurance, engineering, product development and customer service, and he is a recognized expert in the consumer electronics industry. Mr. Park enjoyed a career of 29 years with subsidiary Curtis Mathes Corporation ("CMC"), before leaving in August, 1993 for a position as Vice President of Benelec Corporation, an international trading company dealing in electronics, medical supplies, and other products. From August, 1993 until his return to the company in 1994, Mr. Park continued to make his knowledge and experience available to CMC as a consultant. During his career with CMC, he served in various positions with the company, beginning as an Office Manager/ Cost Accountant in 1964 and culminating as Executive Vice President in 1985, in which capacity he served until 1993. Mr. Park has traveled extensively and maintains valuable business contacts in Europe and Asia. He holds a Bachelor of Business Administration degree in Finance from the University of Texas.

     Thomas P. O'Mara, 38, joined the Company in August 1996, and in April 1997 was promoted to Vice President/ Sales and Marketing of all operating subsidiaries of the Company, bringing with him more than 14 years of experience in the consumer electronics industry. Mr. O'Mara is responsible for the sales, marketing and advertising strategy for uniView's set-top box applications, and the uniView Xpressway, the Company's Internet-access system and on-line service. In addition, Mr. O'Mara has applied his broad technology expertise in the actual development, design and execution of the uniView technology. He also supervises corporate marketing and communications, channel partner programs, and strategic alliance programs. Prior to joining the Company, Mr. O'Mara spent 13 years with Pioneer Electronics, during which time he was directly involved in sales and marketing aspects for the majority of all of Pioneer's consumer electronics products. Mr. O'Mara received a bachelor of business administration degree in accounting from LaSalle University (Philadelphia, Pa.).

Transactions with Management and Others

     In January 1997 we entered into a joint venture agreement with CMLP Group, Ltd. ("CMLP") relating to the acquisition and development of certain real estate as the future site of our corporate offices. CMLP contributed initial capital of $276,285.27 and we contributed $354,000 to the joint venture. As of April 1998 no further action had been taken in furtherance of this project, and we purchased CMLP's share of the joint venture for 142,359 restricted shares of Common Stock in exchange for its undivided 43.835% interest in the joint venture. This interest was independently valued at approximately $280,000. The Common Stock was issued at a price of $1.9669 per share, which represents 85% of the average closing bid price of the Common Stock, as reported by NASDAQ, for the 5 trading days immediately preceding the date of the transaction. Members of CMLP Group, Ltd. included Associates Funding Group, Inc., Custer Company, Inc., Billy J. Robinson, Neal J. Katz, Thomas W. (Bill) Park, and Thomas P. O'Mara.

     Custer Company, Inc., a related party, loaned the Company $250,000 in December 1997. The note included interest only payments monthly at 18% interest per annum. In April 1998, we converted this debt to equity by issuing 147,725 shares of Common Stock for settlement of $256,377 in outstanding principal and accrued interest as of that date. The Common Stock was issued at a price of $1.7355 per share, which represents 75% of the average closing bid price of the Common Stock, as reported by NASDAQ, for the 5 trading days immediately preceding the date of conversion.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the 1934 Act ("Section 16(a)"), requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% Owners") to file reports of beneficial ownership of our securities and changes in such beneficial ownership with the Securities and Exchange Commission ("Commission"). Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to Section 16(a) furnished to us, or written representations that no year-end Form 5 filings were required for transactions occurring during fiscal year ended June 30, 1998, we believe that during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% Owners were complied with.

Nominations for Election to the Board of Directors

     We do not have a nominating committee, The Board of Directors considers persons who would be eligible or desirable for membership on the Board of Directors and potential nominees are solicited. We obtain information with respect to all such potential nominees which the Board of Directors evaluates and then decides who to nominate for the position of director.

Meetings and Committees of the Board of Directors

     During fiscal year ended June 30, 1998, all Board action was taken by unanimous consent of the Directors, except for action taken in meetings attended by all directors held on August 7, 1997, October 9, 1997, December 22, 1997, January 30, 1998, March 16, 1998, April 14,
1998, and June 11, 1998.

     The Audit Committee reviews the scope and results of our annual audit, receives any suggestions from the independent auditors concerning improvements in our accounting practices and procedures, and reviews other professional services furnished by the independent auditors. The Audit Committee is currently comprised of Patrick A. Custer, Edward M.

Warren, and Bernard S. Appel. This committee met once during the last fiscal year to review and approve the independent auditors' report for fiscal year ended June 30, 1997. The members also consulted on an ongoing basis and as necessary during the last fiscal year.

            COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following table summarizes the compensation paid over the last three completed fiscal years to our Chief Executive Officer and any other executive officer of the Company who received compensation of $100,000 or more during the fiscal year ended June 30, 1998.

                                                               Long Term Compensation
                           Annual Compensation                 Awards                       Payouts

(a)               (b)      (c)       (d)      (e)              (f)          (g)             (h)      (i)

                                                                                                     All
                                                                                                     Other
Name and          Year                        Other            Restricted   Securities      LTIP     Compen-
Principal         Ended                       Annual           Stock        Underlying      Payouts  sation
Position          Jun. 30  Salary($) Bonus($) Compensation($)  Award(s)($)  Options/SARs(#)  ($)      ($)
Patrick A. Custer 1998     170,000     -0-     12,000            -0-         15,000          -0-       -0-
  Chairman of the 1997     151,310    11,200   12,000            -0-         40,000          -0-       -0-
  Board and CEO   1996     102,692     -0-     12,000           59,750        -0-            -0-       -0-

Billy J. Robinson 1998     125,000     -0-     27,500           18,177       15,000          -0-       -0-
  Vice President, 1997     110,481    11,200   27,500           43,625       15,000          -0-       -0-
  General Counsel 1996      72,981     -0-     27,500           79,475        -0-            -0-       -0-

                  Option/SAR Grants in Last Fiscal Year
      The following table shows all individual grants of stock options to the named executive officers during the fiscal year ended June 30, 1998.
                                                                               Grant Date
                   Individual Grants                                           Value
                   -------------------------------------------------------     ----------
(a)                (b)         (c)          (d)                 (e)            (f)
                   Number of   % of Total
                   Securities  Options/
                   Underlying  SARs
Name and           Options/    Granted to   Exercise  Market                   Grant
Principal          SARs        Employees    or Base   Price on                 Date
Position           Granted     in Fiscal    Price     the Date  Expiration     Present
                   (#)(1)(2)   Year(2)      ($/Sh)    of Grant  Date           Value(3)
Patrick A. Custer
  Chairman of the
  Board and CEO    15,000      20%          $2.30     $2.50     April 14, 2003 $18,066

Billy J. Robinson
  Vice President,
  General Counsel  15,000      20%          $2.30     $2.50     April 14, 2003 $18,066

(1) Options have a five-year life, vest in increments over one and one-half years and are priced at the average closing bid price of the Common Stock, as reported by NASDAQ, for the five (5) trading days immediately preceding the date of grant.

(2)  The Company has not made any grants of SARs.

(3) The options were valued as of April 15, 1998 using the SFAS 123 - Black Scholes Option Pricing Model, assuming expected volatility of 79%, a 6% estimated risk-free rate of return, 0% dividend yield, and time of exercise of 2.0 years. (You can obtain further information concerning pricing of options at Note 10 beginning on page F-12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year ended June 30, 1998.)

          Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table shows aggregate exercises of options (or tandem stock appreciation rights) and freestanding stock appreciation rights during the fiscal year ended June 30, 1998 by each of the named executive officers.

(a)                (b)          (c)       (d)                 (e)

                                          Number of
                                          Securities          Value of
                                          Underlying          Unexercised
                                          Unexercised         In-the-Money
                                          Options/SARs at     Options/SARs at
                                          FY-End (#)(2)       FY-End ($)(2)(3)
Name and           Shares       Value
Principal          Acquired     Realized  Exercisable (E)/    Exercisable/
Position           on Exercise  ($)(1)    Unexercisable (U)   Unexercisable
--------           -----------  ------    -----------------   -------------
Patrick A. Custer
  Chairman of the                            20,000 (E)          --
  Board and CEO         --        --         30,000 (U)          --

Billy J. Robinson
  Vice President,                            12,500 (E)          --
  General Counsel       --        --         17,500 (U)          --

(1)  The Company has not made any grants of SARs.

(2) On June 30, 1998 the options were not considered "in-the-money," as the fair market value of the underlying securities on that date ($2.16) did not exceed the exercise price of the options.

Compensation of Directors

     None of the inside directors are paid compensation as such, except for services performed in another capacity, such as an executive officer of the Company. Our outside directors are paid $500 per meeting, plus their expenses for attending Board of Director meetings. During fiscal 1998, we additionally granted each of the two outside directors stock options to purchase 75,000 shares of Common Stock. The options have a 5 year life, vest in increments during the 18-month period following the date of grant. They are priced at the average closing bid price of the

Common Stock, as reported by NASDAQ, for the 5 trading days immediately preceding the date of grant. The exercise price of the options is $2.30 per share and the market price of the Common Stock on the date of grant, April 15, 1998, was $2.50 per share.

Compensation Committee Interlocks and Insider Participation

     Mr. Custer and Mr. Robinson participated in advising our Board of Directors concerning certain aspects of executive officer compensation during the last completed fiscal year. Mr. Custer is our Chairman of the Board, President and Chief Executive Officer; and Mr. Robinson is Vice President, Secretary, General Counsel, and a Director.

Board of Directors Report on Executive Compensation

Executive Compensation

     We have structured our executive compensation program within our financial framework with a goal of attracting and retaining high-quality executive talent. The executive compensation program consists generally of base salary and employee benefits. We review our compensation programs periodically and compares our pay practices with other similar companies and with companies staffed with similarly-skilled executives. During the first fiscal quarter of each year, we review salary increases for the current year and, considering our financial performance and each executive officer's perceived contribution to that performance, salaries are set accordingly.

Chief Executive Officer

     For the year ended June 30, 1998, Mr. Custer received $182,000 and nonstatutory employee stock options, the vested portion of which was valued at $6,022, for his services as our President and Chief Executive Officer. The factors we considered in setting his compensation include Mr. Custer's leadership in restructuring the Company, his contribution to our strategic focus and financial positioning, and included a consideration of his responsibilities, experience, and skills.

     Patrick A. Custer (Chairman)       Edward M. Warren
     Bernard S. Appel                   Billy J. Robinson

     The foregoing report is not incorporated by reference in any prior or future filings of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), unless we specifically incorporate the report by reference and the report shall not otherwise be deemed filed under such Acts.

Performance Graph

     During the past fiscal year, we changed our Standard Industrial Classification system (SIC) code from 3651 (Household Audio and Video Equipment) to North American Industry Classification System (NAICS) code 541512 (Computer Systems Design Services). This change was made to reflect the current nature of our primary business activities.

     The following graph compares our total stockholder returns ("uniView") since June 30, 1993 to three indices: (1) the "NASDAQ Market Index ("NASDAQ");" (2) the aggregate price performance of equity securities of companies classified under NAICS code 541512 (our new code) for Computer Systems Design Services ("MG Group"); and (3) the aggregate price performance of equity securities of companies classified under SIC code 3651 (our old code) for Household Audio and Video Equipment ("SIC Code").

     The total return shown for our stock and for each index assumes the reinvestment of dividends, even though dividends have never been declared on our Common Stock. The NASDAQ Market Index tracks the aggregate price performance of equity securities of companies traded on the NASDAQ Stock Market. The MG Group Index tracks the aggregate price performance of equity securities of companies traded on the various exchanges, including the NASDAQ Stock Market, which are grouped under NAICS code 541512 for Computer Systems Design Services. The SIC Code Index tracks the aggregate price performance of equity securities of companies traded on the various exchanges, including the NASDAQ Stock Market, which are grouped under SIC code 3651 for consumer electronics (Household Audio and Video Equipment).

     The graph should be viewed in the context of our disposition of Southwest Memory, Inc. during fiscal year ended June 30, 1995, the curtailment of the commodity consumer electronics business operations of the Curtis Mathes Corporation subsidiary during fiscal year ended June 30, 1996, and the introduction during fiscal year ended June 30, 1997 of our technologically advanced Internet access uniViewr products and uniView Xpressway Online Service. Accordingly, the graph may not necessarily indicate our future performance.

              6/30/93   6/30/94  6/30/95   6/30/96  6/30/97   6/30/98

uniView       100.00    312.50   68.80     137.50   90.60     21.60

MG Group      100.00    124.17   161.62    213.95   198.14    249.57

NASDAQ        100.00    109.66   128.61    161.89   195.02    258.52

SIC Code      100.00    149.00   122.80    150.98   176.61    154.49

     The foregoing graph is not incorporated in any of our prior or future filings under the 1933 Act or the 1934 Act, unless we specifically incorporate the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

                     INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP was appointed as of December 1, 1998 to serve as our principal accountant for the current year, subject to ratification of such appointment by the shareholders. A representative of Grant Thornton LLP is expected to be present at the shareholders meeting and will have an opportunity to make a statement if they desire to do so and are expected also to be available to respond to appropriate questions.

     King Griffin & Adamson P.C. served as our principal accountant for the fiscal year most recently completed. A representative of King Griffin & Adamson, P.C. is not expected to be present at the shareholders meeting. The client-auditor relationship between the Company and King Griffin & Adamson P.C. ended, with the approval of our audit committee, as of December 1, 1998. The change resulted from our desire to move to a larger firm.

     During our two most recent fiscal years and the subsequent interim period preceding termination of the relationship, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Although unrelated to the change, the former accountant's report on our financial statements for the immediate past fiscal year contained an opinion that was qualified concerning our ability to continue as a going concern. The former accountant was provided with a copy of the above disclosures and furnished us with a letter addressed to the Commission stating that it agreed with the foregoing statements. The former accountant's letter was filed as an exhibit to our Current Report on Form 8-K dated December 1, 1998.

                   AUTHORIZATION TO ISSUE COMMON STOCK
                 IN EXCESS OF 20% OF OUTSTANDING SHARES

     Marketplace Rules of The Nasdaq Stock Market, Inc. require shareholder approval in certain instances before a company may issue common stock, or securities convertible into common stock, in excess of 20% of the number of common shares outstanding at the time of the transaction. We are seeking shareholder authorization to issue, if required, the remaining common shares for conversion of the Series Q Preferred Stock. This issue, when combined with the previously issued shares, could exceed the 20% level of outstanding shares. We believe that failure of the shareholders to authorize issuance of the additional shares will force the Company into a cash redemption of the outstanding shares of Series Q Preferred Stock to maintain its Nasdaq listing.

     Series Q Preferred Stock was issued on June 5, 1998 in the face amount of $1,500,000. It is convertible into Common Stock at any time. The number of common shares issuable upon conversion is based on a variable conversion price equal to 75% of the average of the closing bid prices of the Common Stock for 5 consecutive trading days immediately prior to each conversion. At the time of the transaction, 9,083,852 shares of Common Stock were issued and outstanding. The entire amount of Series Q Preferred Stock was convertible on that date into a total of 1,172,150 common shares, well below the 20% threshold of 1,816,669 shares requiring shareholder approval. Due to a decrease in our stock price since that date, the total number of common shares now issuable upon conversion of all outstanding shares of Series Q Preferred Stock will exceed the 20% threshold. As of April 12, 1999 the unconverted balance of Series Q Preferred Stock is expected to have a face value of $800,000, with a 3% annual dividend rate. Based on the current conversion price, it is convertible into approximately 853,334 shares of Common Stock.
This is merely an estimate of the number of shares that would be required if the entire amount of unconverted Series Q Preferred Stock was converted at this time. We cannot predict the actual number of common shares that will be required to fully convert all of Series Q Preferred Stock to Common Stock. The final number is subject to adjustment depending upon factors outside our knowledge and control, including the date of each conversion in the future and the market price of our Common Stock on each of those dates.

                        QUORUM AND REQUIRED VOTE

     A majority of the issued and outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An affirmative vote of a majority of the shareholders represented in person or by proxy at a meeting at which a quorum is present is required for approval of a matter or for election of a director. Voting will be by written ballot.

     Under Texas law and under our Articles of Incorporation and Bylaws, shares of the Common Stock represented in person or by proxy at the Annual Meeting which abstain from voting on any matter are considered as being represented at the Annual Meeting and entitled to vote on that matter. Such shares are therefore counted for the purpose of establishing a quorum and also for establishing the minimum number of votes required to approve any matter. As a result, such an abstention from voting has the same legal effect as a vote "AGAINST" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such a vote differently. "Broker non-votes" and proxies that simply withhold the authority to vote are not considered as being represented at the Annual Meeting and are therefore not counted in establishing a quorum or the minimum number of votes required to approve any matter.

               DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the next annual meeting of shareholders must forward a copy of such proposal to our Corporate Secretary. We must receive any such proposal for inclusion in our proxy statement and form of proxy relating to that meeting by December 17, 1999. Shareholder proposals may be excluded from our proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided certain conditions are met.

                              OTHER MATTERS

     We do not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their own judgment on such matters.

     ALL PROXIES IN THE ACCOMPANYING FORM PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS GIVEN, SUCH PROXIES PROPERLY EXECUTED WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" ALL PROPOSALS SET FORTH HEREIN.

                                   By Order of the Board of Directors,

                                   /s/ Billy J. Robinson

                                   Billy J. Robinson
                                   Secretary
April 9, 1999
Dallas, Texas

                        Addendum - Form of Proxy

                    UNIVIEW TECHNOLOGIES CORPORATION
             PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                              May 13, 1999

The undersigned, having received the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended June 30, 1998, hereby appoint(s) Neal J. Katz and Thomas W. (Bill) Park and each of them, proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of uniView Technologies Corporation, to be held on Thursday, May 13, 1999, at 4:30 P.M., Dallas time, at the offices of the Company, 10911 Petal Street, Dallas, Texas 75238, and at any and all postponements or adjournments thereof:

              (continued and to be signed on reverse side)
                       --------------------------
                     Please date, sign and mail your
                  proxy card back as soon as possible!

                     Annual Meeting of Shareholders
                    UNIVIEW TECHNOLOGIES CORPORATION

                              May 13, 1999

             Please Detach and Mail in the Envelope Provided
                               ----------
A [X] Please mark your votes as in this example.

     The directors recommend a vote FOR the election of all nominees and a vote FOR all of the proposals.

                 FOR all nominees         WITHHOLD
                 listed at right (except  AUTHORITY
                 as marked to the         to vote for all nominees
                 contrary below)          listed at right
1. Election of
   Directors:    [  ]                     [  ]     Nominees: Patrick A. Custer
                                                             Edward M. Warren
Instruction:  To withhold authority to vote                  Bernard S. Appel
              for any individual nominee,                    Billy J. Robinson
              strike a line through the name
              of nominee in the list at right.
              Unless authority to vote for all
              the foregoing nominees is withheld,
              this proxy will be deemed to confer
              authority to vote for every nominee
              whose name is not struck.

2. To ratify the appointment of Grant Thornton LLP as independent auditors for the Company for fiscal year ending June 30, 1999.

     FOR [  ]           AGAINST [  ]            ABSTAIN [  ]

3. Authorization to issue, if required, the remaining common shares for conversion of the Series Q Preferred Stock. This issue, when combined with the previously issued shares, could exceed the 20% level of outstanding shares.

     FOR [  ]           AGAINST [  ]            ABSTAIN [  ]

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

     Unless otherwise specified in the squares provided, the proxies shall vote FOR the election of all of the nominees listed in Proposal #1 at left, and FOR Proposals #2 and #3.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                       USING THE ENCLOSED ENVELOPE


_____________________  _____________________        Dated ___________, 1999
(Signature)(Title)     (Signature if Held Jointly)

NOTE:          Please sign exactly as name appears above.  When shares
are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.